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WSi INTERACTIVE CORPORATION                                  Symbols: CDNX - WIZ
                                                                     OTC - WIZZF



                                  NEWS RELEASE

February 18, 2000


INTERNET INCUBATOR WSI EXPANDS CURRENT FACILITIES AND PLANS STATE OF THE ART CALL CENTER.

To keeping up with its explosive growth, WSi is doubling the size of its Internet production facilities and is building a state of the art environment for its creative, production, and development teams.

The expansion will also include the creation WSi's "Call Center Central" a facility to handle with speed and accuracy in bound and out bound calls.

"The call center is strategically important to WSi's expansion plan" says WSi's VP&GM, Bryan Kanarens, "as it will eventually allow users of our Internet businesses to connect directly from the web site to a customer service person through voice over the net applications. WSi has made significant investment in convergence technologies for the Internet and the call center will further allow us to realize the potential of our investment".

The centerpiece of the expansion is an open plan space for the web development, design, and programming teams. The physical structure of the creative and production group will enhance communications, allow for on-the-fly creativity and improve their ability to realize synergies between skill sets during the process of building of the Internet businesses.

"We are creating an environment and culture that fosters creativity and business focus in the dynamic, fast paced Internet world we work in. And with our rock solid marketing and technology infrastructure, we intend to remain at the forefront of our industry" Says Theo Sanidas, President of WSi Interactive.

THE BUSINESS OF WSI

WSI INTERACTIVE CORPORATION is an innovative Internet business development and marketing firm, whose objective is to capitalize on direct marketing opportunities on the Internet. WSI builds, manages and markets online businesses in the financial, e-tailing and e-commerce, entertainment and e-advertising sectors.

WSi focuses on early-stage companies where it can add significant value to the investment through a network of relationships and strategic alliances, and our experience in helping Internet companies build traffic, develop brands, and capitalize on a variety of revenue streams.

In this regard, WSi is modeling itself on CMGI (Nasdaq:CMGI). Like CMGI, WSi started as a direct marketing agency in 1990 and has grown to become a specialist in e-advertising and e-commerce. WSi plans to establish itself as a recognized leader in the Internet economy, by creating a one-stop shop for e-commerce and e-advertising, plus financial information and entertainment.

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WSi properties include: Medianetsolutions.com, Targetpacks.com,
Westernshores.com, Stocksecrets.com, Yourwinestore.com, Healthcreator.com, Investmentworldnews.com and several others.

To receive information on WSi by e-mail or fax, please forward your Internet address / fax # to info@ws-i.com / fax: 604 687 4990.

To fax your request please complete the following

NAME:               ______________________________________________

COMPANY:            ______________________________________________

e-mail address:     ______________________________________________

PHONE#:             ______________________________________________

FAX#:               ______________________________________________

Send by:       E-mail or fax:   yes / no.         Or: e-mail only:    yes / no


Toll free:     1-888-388-4636
Fax:           1-604-687-4990

Website:  www.ws-i.com



ON BEHALF OF THE COMPANY

"Theo Sanidas"

Theo Sanidas, President

This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed nor accepted any responsibility for the adequacy or accuracy of the contents of this release.